EXHIBIT 10.2

August 30, 2023

Joel S. Marcus
Address on file with the Corporation

Dear Joel:

This letter confirms our recent discussions regarding our modification of your Amended and Restated Executive Employment Agreement, effective as of January 1, 2015 (your “Employment Agreement”), as amended by the letters from Alexandria Real Estate Equities, Inc. (the “Corporation”) to you dated July 3, 2017, March 20, 2018, January 15, 2019 and June 8, 2020 (collectively, the “Letter Amendments”).

Certain Equity-Related Provisions

The last paragraph of Section 3.4(h)(iii) of your Employment Agreement (as amended by the Letter Amendments, as applicable) currently provides for certain treatment of your equity or equity-based compensation awards upon your termination of service on or after your attainment of age 77, unless such termination is for Cause (as defined in your Employment Agreement), to the extent such awards are outstanding upon such termination.
This letter amends the last paragraph of Section 3.4(h)(iii) of your Employment Agreement such that for any such awards granted after the date of this letter, the requirement that any such termination occur on or after your attainment of age 77 will not apply and will instead be replaced with a requirement that any such termination occur on or after May 27, 2027 (i.e., the 30th anniversary of the Corporation’s initial public offering).
For the avoidance of doubt, this letter does not affect your equity or equity-based compensation awards outstanding as of the date of this letter, and the age 77 requirement in the last paragraph of Section 3.4(h)(iii) of your Employment Agreement will continue to apply for the treatment of such awards provided by such paragraph.
Miscellaneous
This letter amends both your Employment Agreement and the Letter Amendments, which continue in all other respects in accordance with their terms. Together with your Employment Agreement, the agreements and plans referred to therein, and the Letter Amendments, this letter represents the entire understanding between the Corporation and you with respect to the subject matter hereof, and this letter supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof.

* * *

If you agree with the foregoing, please sign and return the enclosed copy of this letter, which will become a binding agreement on receipt.
Sincerely,

Alexandria Real Estate Equities, Inc.

By:    ______________________________
Name:    Dean A. Shigenaga
Title:     President and Chief Financial Officer

Accepted and Agreed as of the date hereof:

____________________________________
Joel S. Marcus